Exhibit 32.2

Certification of Annual Report

          Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Worldwide Energy and Manufacturing USA, Inc.. (the “Company”), hereby certifies that, to the undersigned’s knowledge:

(1)

the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Date: August18, 2009

/s/ John Ballard

Name: John Ballard

Chief Financial Officer